Filed Pursuant to Rule 424(b)(3)
Registration No. 333-102489-01

SUPPLEMENT
To Prospectus Supplement dated March 20, 2003

$360,826,773 (Approximate)
STRUCTURED ASSET SECURITIES CORPORATION
Mortgage Pass-Through Certificates, Series 2003-10

Structured Asset Securities Corporation
Depositor

Aurora Loan Services Inc.
 Master Servicer

On March 28, 2003, the Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2003-10 (the “Certificates”) were issued in an original aggregate principal amount of approximately $360,826,773.  Each Certificate represented an undivided interest in the Trust Fund created pursuant to a Trust Agreement dated as of March 1, 2003 by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services Inc., as Master Servicer, and LaSalle Bank National Association, as Trustee.  This Supplement to the above-referenced Prospectus Supplement (the “Prospectus Supplement”) supplements and updates certain of the information with respect to the mortgage loans.  Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

The information contained in the attached monthly report to Certificateholders is to be read as part of the Prospectus Supplement.

The Date of this Supplement is November 16, 2004.

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates

Series 2003-10

	Statement Date:	25-Oct-04
	Payment Date:	25-Oct-04
135 S. LaSalle Street, Suite 1625	Prior Payment:	27-Sep-04
Chicago, IL 60603	Next Payment:	26-Nov-04
USA	Record Date:	30-Sep-04

Administrator:	Analyst:

Christopher Lewis 312.904.7992	Kyle Christensen 714.259.6209
christopher.lewis@abnamro.com	kyle.christensen@abnamro.com

Issue Id:	SASC0310	Closing Date:	28-Mar-03
		First Payment Date:	25-Apr-03
Monthly Data File Name:	SASC0310_200410_3.ZIP	Rated Final Payment: Date:	25-Apr-33

ABN AMRO Acct: 720729.2

Reporting Package Table of Contents

Statements to Certificateholders
Cash Reconciliation Summary
Bond Interest Reconciliation
Other Related Information

Asset-Backed Facts ~ 15 Month Loan Status Summary
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary
Modified Loan Detail

Realized Loss Detail
Historical REO Report

Parties to The Transaction

Depositor: Structured Asset Securities Corporation

Underwriter: Lehman Brothers Inc.

Master Servicer: Aurora Loan Services, Inc.

Rating Agency: Standard & Poor’s/Moody’s Investors Service, Inc.

Information is available for this issue from the following sources

LaSalle Web Site	www.etrustee.net
Servicer Web Site	www.alservices.com
LaSalle Factor Line	800.246.5761

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates

Series 2003-10

		Statement Date:	25-Oct-04
		Payment Date:	25-Oct-04
		Prior Payment:	27-Sep-04
WAC:	6.534903%	Next Payment:	26-Nov-04
WAMM:	336	Record Date:	30-Sep-04

REMIC

ABN AMRO Acct: 720729.2

			Opening	Principal	Principal	Negative	Closing	Interest	Interest	Pass-Through
Class	Original		Balance	Payment	Adj. or Loss	Amortization	Balance	Payment (2)	Adjustment	Rate
CUSIP	Face Value (1)		Per $ 1000	Per $ 1000	Per $ 1000	Per $ 1000	Per $ 1000	Per $ 1000	Per $ 1000	Next Rate(3)
A	346,475,000.00		248,588,968.44	6,668,527.94	0.00	0.00	241,920,440.50	1,242,944.84	0.00	6.00000000%
86359AQS5			717.480246598	19.246779537	0.000000000	0.000000000	698.233467061	3.587401227	0.000000000	Fixed
AP	720,673.00		559,453.17	569.28	0.00	0.00	558,883.89	0.00	0.00	0.00000000%
86359AQT3			776.292673654	0.789928303	0.000000000	0.000000000	775.502745351	0.000000000	0.000000000	N/A
AX	19,146,268.00	N	13,150,233.41	0.00	0.00	0.00	12,710,929.52	65,751.17	0.00	6.00000000%
86359AQU0			686.830112793	0.000000000	0.000000000	0.000000000	663.885490373	3.434150718	0.000000000	Fixed
B1	9,088,000.00		8,954,574.30	7,935.22	0.00	0.00	8,946,639.08	44,772.87	0.00	6.00000000%
86359AQV8			985.318474912	0.873153609	0.000000000	0.000000000	984.445321303	4.926592210	0.000000000	Fixed
B2	2,726,000.00		2,685,978.15	2,380.22	0.00	0.00	2,683,597.93	13,429.89	0.00	6.00000000%
86359AQW6			985.318470286	0.873154806	0.000000000	0.000000000	984.445315481	4.926592076	0.000000000	Fixed
B3	1,817,000.00		1,790,323.65	1,586.52	0.00	0.00	1,788,737.13	8,951.62	0.00	6.00000000%
86359AQX4			985.318464502	0.873153550	0.000000000	0.000000000	984.445310952	4.926593286	0.000000000	Fixed
B4	1,090,000.00		1,073,997.14	951.74	0.00	0.00	1,073,045.40	5,369.99	0.00	6.00000000%
86359AQZ9/U85985KW5			985.318477064	0.873155963	0.000000000	0.000000000	984.445321101	4.926596330	0.000000000	Fixed
B5	727,000.00		716,326.52	634.78	0.00	0.00	715,691.74	3,581.63	0.00	6.00000000%
86359ARA3/U85985KX3			985.318459422	0.873149931	0.000000000	0.000000000	984.445309491	4.926588721	0.000000000	Fixed
B6	912,339.00		789,276.65	699.43	0.00	0.00	788,577.22	3,946.38	0.00	6.00000000%
86359ARB1/U85985KY1			865.113351506	0.766633894	0.000000000	0.000000000	864.346717613	4.325563195	0.000000000	Fixed
R	100.00		0.00	0.00	0.00	0.00	0.00	0.00	0.00	N/A
9ABSK559			0.000000000	0.000000000	0.000000000	0.000000000	0.000000000	0.000000000	0.000000000	Fixed

Total	363,556,112.00		265,158,898.02	6,683,285.13	0.00	0.00	258,475,612.89	1,388,748.39	0.00

						Total P&I Payment		8,072,033.52

Notes: (1) N denotes notional balance not included in total

(2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment

(3) Estimated.

* Denotes Controlling Class

		Opening	Principal	Principal	Negative	Closing	Interest	Interest	Pass-Through
Class	Original	Balance	Payment	Adj. or Loss	Amortization	Balance	Payment (2)	Adjustment	Rate
CUSIP	Face Value (1)	Per $1000	Per $1000	Per $1000	Per $1000	Per $1000	Per $1000	Per $1000	Next Rate(3)

E	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	N/A
9ABSK557		0.000000000	0.000000000	0.000000000	0.000000000	0.000000000	0.000000000	0.000000000
P	0.00	0.00	0.00	0.00	0.00	0.00	104,323 01	104,323 01	N/A
9ABSK558		0.000000000	0.000000000	0.000000000	0.000000000	0.000000000	0.000000000	0.000000000

Total	0.00	0.00	0.00	0.00	0.00	0.00	104,323.01	104,323.01
					Total P&I Payment		104,323.01

Notes: (1) N denotes notional balance not included in total

(2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment

(3) Estimated.

* Denotes Controlling Class

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates

Series 2003-10

Statement Date:	25-Oct-04
Payment Date:	25-Oct-04
Prior Payment:	27-Sep-04
Next Payment:	26-Nov-04
Record Date:	30-Sep-04

ABN AMRO Acct: 720729.2

Cash Reconciliation Summary

Interest Summary

Current Scheduled Interest	313,167.93
Less Deferred Interest	0.00
Less PPIS Reducing Scheduled Int	0.00
Plus Gross Advance Interest	1,087,594.79
Less ASER Interest Adv Reduction	0.00
Interest Not Advanced(Current Period)	0.00
Less Other Adjustment	0.00
Total	1,400,762.72

Unscheduled Interest:
Prepayment Penalties	104,323.01
Yield Maintenance Penalties	0.00
Other Interest Proceeds	0.00
Total	104,323.01
Less Fee Paid To Servicer	(12,014.32)
Less Fee Strips Paid by Servicer	0.00

Less Fees & Expenses Paid By/To Servicer
Special Servicing Fees	0.00
Workout Fees	0.00
Liquidation Fees	0.00
Interest Due Serv on Advances	0.00
Recoup of Prior Advances	0.00
Misc. Fees & Expenses	0.00

Total Unscheduled Fees & Expenses	0.00

Total Interest Due Trust	1,493,071.41

Less Fees & Expenses Paid By/To Trust
Trustee Fee	0.00
Fee Strips	0.00
Misc. Fees	0.00
Interest Reserve Withholding	0.00
Plus Interest Reserve Deposit	0.00
Total	0.00

Total Interest Due Certs	1,493,071.41

Principal Summary

Scheduled Principal:
Current Scheduled Principal	50,927.64
Advanced Scheduled Principal	184,108.04
Scheduled Principal	235,035.68
Unscheduled Principal:
Curtailments	36,797.68
Prepayments in Full	6,411,451.77
Liquidation Proceeds	0.00
Repurchase Proceeds	0.00
Other Principal Proceeds	0.00
Total Unscheduled Principal	6,448,249.45
Remittance Principal	6,683,285.13

Remittance P&I Due Trust	8,176,356.54

Remittance P&I Due Certs	8,176,356.54

Pool Balance Summary

	Balance	Count

Beginning Pool	265,158,899.72	480
Scheduled Principal	235,035.68
Unscheduled Principal	6,448,249.45	11
Deferred Interest	0.00
Liquidations	0.00	0
Repurchases	0.00	0

Ending Pool	258,475,614.59	469

Servicing Fee Summary

Current Servicing Fees	12,014.32
Plus Fees Advanced for PPIS	0.00
Less Reduction for PPIS	0.00
Plus Delinquent Servicing Fees	43,227.12

Total Servicing Fees	55,241.44

PPIS Summary

Gross PPIS	0.00
Reduced by PPIE	0.00
Reduced by Shortfalls in Fees	0.00
Reduced by Other Amounts	0.00
PPIS Reducing Scheduled Interest	0.00
PPIS Reducing Servicing Fee	0.00
PPIS Due Certificate	0.00

Advance Summary (Advance Made by Servicer)

	Principal	Interest

Prior Outstanding	190,979.72	1,149,874.57
Plus Current Period	184,108.04	1,087,594.79
Less Recovered	(177,417.88)	(1,054,814.02)
Less Non Recovered	0.00	0.00
Ending Outstanding	197,669.88	1,182,655.34

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates

Series 2003-10

Statement Date:	25-Oct-04
Payment Date:	25-Oct-04
Prior Payment:	27-Sep-04
Next Payment:	26-Nov-04
Record Date:	30-Sep-04

ABN AMRO Acct: 720729.2

Bond Interest Reconciliation

			Pass Thru Rate	Accrued Certificate Interest	Allocable PPIS	Deductions Deferred & Accretion Interest	Interest Loss/Exp	Prior Int. Short- falls Due
Class
	Accrual
	Method	Days

A	30/360	30	6.000000000%	1,242,944.84	0.00	0.00	0.00	0.00
AP	30/360	30	0.000000000%	0.00	0.00	0.00	0.00	0.00
AX	30/360	30	6.000000000%	65,751.17	0.00	0.00	0.00	0.00
B1	30/360	30	6.000000000%	44,772.87	0.00	0.00	0.00	0.00
B2	30/360	30	6.000000000%	13,429.89	0.00	0.00	0.00	0.00
B3	30/360	30	6.000000000%	8,951.62	0.00	0.00	0.00	0.00
B4	30/360	30	6.000000000%	5,369.99	0.00	0.00	0.00	0.00
B5	30/360	30	6.000000000%	3,581.63	0.00	0.00	0.00	0.00
B6	30/360	30	6.000000000%	3,946.38	0.00	0.00	0.00	0.00
E	30/360	30	0.000000000%	0.00	0.00	0.00	0.00	0.00
P	30/360	30	0.000000000%	0.00	0.00	0.00	0.00	0.00

				1,388,748.39	0.00	0.00	0.00	0.00

			Additions						Remaining
	Accrual		Int Accrual	Prepay-	Other	Distributable	Interest	Current Period	Outstanding
			on Prior	ment	Interest	Certificate	Payment	(Shortfall)/	Interest	Credit Support
Class	Method	Days	Shortfall (3)	Penalties	Proceeds (1)	Interest (2)	Amount	Recovery	Shortfalls	Original	Current(4)

A	30/360	30	0.00	0.00	0.00	1,242,944.84	1,242,944.84	0.00	0.00	4.50%	6.19%
AP	30/360	30	0.00	0.00	0.00	0.00	0.00	0.00	0.00	4.50%	6.19%
AX	30/360	30	0.00	0.00	0.00	65,751.17	65,751.17	0.00	0.00	4.50%	6.19%
B1	30/360	30	0.00	0.00	0.00	44,772.87	44,772.87	0.00	0.00	2.00%	2.73%
B2	30/360	30	0.00	0.00	0.00	13,429.89	13,429.89	0.00	0.00	1.25%	1.69%
B3	30/360	30	0.00	0.00	0.00	8,951.62	8,951.62	0.00	0.00	0.75%	1.00%
B4	30/360	30	0.00	0.00	0.00	5,369.99	5,369.99	0.00	0.00	0.45%	0.58%
B5	30/360	30	0.00	0.00	0.00	3,581.63	3,581.63	0.00	0.00	0.25%	0.31%
B6	30/360	30	0.00	0.00	0.00	3,946.38	3,946.38	0.00	0.00	0.00%	0.00%
E	30/360	30	0.00	0.00	0.00	0.00	0.00	0.00	0.00	NA	NA
P	30/360	30	0.00	104,323.01	0.00	104,323.01	104,323.01	0.00	0.00	NA	NA

			0.00	104,323.01	0.00	1,493,071.40	1,493,071.40	0.00	0.00

(1)   Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the bonds Distributable Interest.

(2)   Accrued - Deductions + Additions Interest

(3)   Includes interest accrued on outstanding Interest Shortfalls and/or Loss Allocations. Where applicable.

(4)   Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates

Series 2003-10

Statement Date:	25-Oct-04
Payment Date:	25-Oct-04
Prior Payment:	27-Sep-04
Next Payment:	26-Nov-04
Record Date:	30-Sep-04

ABN AMRO Acct: 720729.2

Other Related Information

Special Hazard Coverage			Fraud Loss Coverage			Bankruptcy Loss Coverage
Beginning Balance	Current Reduction	Ending Balance	Beginning Balance	Current Reduction	Ending Balance	Beginning Balance	Current Reduction	Ending Balance

5,020,163.11	0.00	5,020,163.11	3,136,736.45	0.00	3,136,736.45	100,000.00	0.00	100,000.00

Total

Number of Payoffs:	11
Aggregate Payoff Amounts:	6,411,451.77

Number of Curtailments:	87
Aggregate Curtailment Amounts:	36,797.68

Number of Loans in Foreclosure:	2
Book Value of Loans in Foreclosure:	767,305.56

Prior Realized Losses Allocated to the Certificates:	110,052.37
Current Realized Losses Allocated to the Certificates:	0.00
Cumulative Realized Losses Allocated to the Certificates since Cutoff:	110,052.37

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates

Series 2003-10

Statement Date:	25-Oct-04
Payment Date:	25-Oct-04
Prior Payment:	27-Sep-04
Next Payment:	26-Nov-04
Record Date:	30-Sep-04

ABN AMRO Acct: 720729.2

Asset-Backed Facts ~ 15 Month Historical Loan Status Summary

	Delinquency Aging Categories
Distribution	Delinq 1 Month		Delinq 2 Months		Delinq 3+ Months
Date	#	Balance	#	Balance	#	Balance

25-Oct-04	7	4,360,540	1	270,836	1	142,994
	1.49%	1.69%	0.21%	0.10%	0.21%	0.06%

27-Sep-04	2	835,207	0	0	3	557,430
	0.42%	0.31%	0.00%	0.00%	0.63%	0.21%

25-Aug-04	6	3,862,810	1	143,361	4	986,994
	1.23%	1.44%	0.21%	0.05%	0.82%	0.37%

26-Jul-04	4	1,174,222	2	414,980	3	1,102,249
	0.81%	0.43%	0.40%	0.15%	0.61%	0.40%

25-Jun-04	4	2,623,274	5	1,348,867	3	2,257,238
	0.80%	0.95%	1.00%	0.49%	0.60%	0.82%

25-May-04	8	4,087,842	4	2,725,931	1	400,173
	1.54%	1.43%	0.77%	0.96%	0.19%	0.14%

26-Apr-04	9	4,543,887	1	530,967	1	400,509
	1.66%	1.54%	0.18%	0.18%	0.18%	0.14%

25-Mar-04	10	4,541,017	1	359,141	0	0
	1.78%	1.48%	0.18%	0.12%	0.00%	0.00%

25-Feb-04	11	5,017,313	1	482,263	0	0
	1.91%	1.60%	0.17%	0.15%	0.00%	0.00%

26-Jan-04	6	2,559,436	1	218,007	0	0
	1.02%	0.80%	0.17%	0.07%	0.00%	0.00%

26-Dec-03	9	3,584,643	2	1,079,096	0	0
	1.51%	1.10%	0.34%	0.33%	0.00%	0.00%

25-Nov-03	6	2,533,055	0	0	0	0
	0.99%	0.77%	0.00%	0.00%	0.00%	0.00%

27-Oct-03	10	4,913,255	0	0	5	2,135,039
	1.63%	1.47%	0.00%	0.00%	0.82%	0.64%

25-Sep-03	5	2,980,039	2	1,017,301	3	1,113,144
	0.81%	0.88%	0.32%	0.30%	0.48%	0.33%

25-Aug-03	8	4,334,159	2	403,122	2	710,932
	1.26%	1.24%	0.32%	0.12%	0.32%	0.20%

	Special Event Categories (1)
Distribution	Foreclosure		REO		Modifications		Specially Serviced		Bankruptcy
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance

25-Oct-04	2	767,306	0	0	0	0	0	0	0	0
	0.43%	0.30%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

27-Sep-04	2	767,993	0	0	0	0	0	0	0	0
	0.42%	0.29%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

25-Aug-04	1	369,523	0	0	0	0	0	0	2	559,481
	0.21%	0.14%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.41%	0.21%

26-Jul-04	1	369,861	0	0	0	0	0	0	2	559,978
	0.20%	0.14%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.40%	0.21%

25-Jun-04	1	370,196	0	0	0	0	0	0	2	560,472
	0.20%	0.13%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.40%	0.20%

25-May-04	1	370,530	0	0	0	0	0	0	2	560,962
	0.19%	0.13%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.39%	0.20%

26-Apr-04	1	370,861	1	339,593	0	0	0	0	2	561,450
	0.18%	0.13%	0.18%	0.12%	0.00%	0.00%	0.00%	0.00%	0.37%	0.19%

25-Mar-04	2	772,033	1	339,899	0	0	0	0	1	161,092
	0.36%	0.25%	0.18%	0.11%	0.00%	0.00%	0.00%	0.00%	0.18%	0.05%

25-Feb-04	3	1,139,826	1	340,203	0	0	0	0	1	161,243
	0.52%	0.36%	0.17%	0.11%	0.00%	0.00%	0.00%	0.00%	0.17%	0.05%

26-Jan-04	3	1,140,787	1	340,506	0	0	0	0	1	161,392
	0.51%	0.36%	0.17%	0.11%	0.00%	0.00%	0.00%	0.00%	0.17%	0.05%

26-Dec-03	3	1,141,743	1	340,806	0	0	0	0	1	161,554
	0.50%	0.35%	0.17%	0.10%	0.00%	0.00%	0.00%	0.00%	0.17%	0.05%

25-Nov-03	4	1,483,798	0	0	0	0	0	0	1	161,702
	0.66%	0.45%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.17%	0.05%

27-Oct-03	0	0	0	0	0	0	0	0	0	0
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

25-Sep-03	0	0	0	0	0	0	0	0	0	0
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

25-Aug-03	0	0	0	0	0	0	0	0	0	0
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates

Series 2003-10

Statement Date:	25-Oct-04
Payment Date:	25-Oct-04
Prior Payment:	27-Sep-04
Next Payment:	26-Nov-04
Record Date:	30-Sep-04

ABN AMRO Acct: 720729.2

Asset-Backed Facts ~ 15 Month Historical Payoff/Loss Summary

Distribution	Ending Pool (1)		Payoffs (2)		Penalties		Appraisal Reduct. (2)
Date	#	Balance	#	Balance	#	Amount	#	Balance
25-Oct-04	469	258,475,615	11	6,411,452	6	104,323	0	0
	71.39%	71.10%	2.29%	2.42%			0.00%	0.00%

27-Sep-04	480	265,158,900	7	2,205,178	5	50,883	0	0
	73.06%	72.93%	1.44%	0.82%			0.00%	0.00%

25-Aug-04	487	267,652,527	8	4,261,393	4	47,679	0	0
	74.12%	73.62%	1.62%	1.57%			0.00%	0.00%

26-Jul-04	495	272,245,530	6	3,229,346	3	41,227	0	0
	75.34%	74.88%	1.20%	1.17%			0.00%	0.00%

25-Jun-04	501	275,758,840	17	8,993,635	15	209,767	0	0
	76.26%	75.85%	3.28%	3.16%			0.00%	0.00%

25-May-04	518	285,027,047	24	9,259,742	15	143,314	0	0
	78.84%	78.40%	4.42%	3.14%			0.00%	0.00%

26-Apr-04	543	294,905,731	19	11,715,873	7	127,051	0	0
	82.65%	81.12%	3.38%	3.82%			0.00%	0.00%

25-Mar-04	562	306,979,555	13	6,393,143	3	32,440	0	0
	85.54%	84.44%	2.26%	2.04%			0.00%	0.00%

25-Feb-04	575	313,673,645	12	7,321,317	5	63,476	0	0
	87.52%	86.28%	2.04%	2.28%			0.00%	0.00%

26-Jan-04	587	321,289,784	8	3,285,954	4	50,199	0	0
	89.35%	88.37%	1.34%	1.01%			0.00%	0.00%

26-Dec-03	595	324,881,497	9	4,218,860	3	28,533	0	0
	90.56%	89.36%	1.49%	1.28%			0.00%	0.00%

25-Nov-03	604	329,508,449	8	3,700,781	5	62,543	0	0
	91.93%	90.63%	1.31%	1.11%			0.00%	0.00%

27-Oct-03	612	333,523,558	7	3,263,297	5	66,502	0	0
	93.15%	91.74%	1.13%	0.97%			0.00%	0.00%

25-Sep-03	619	337,122,599	0	0	7	176,199	0	0
	94.22%	92.73%	0.00%	0.00%			0.00%	0.00%

25-Aug-03	633	349,054,554	0	0	4	82,932	0	0
	96.35%	96.01%	0.00%	0.00%			0.00%	0.00%

Distribution	Liquidations (2)		Realized Losses (2)		Remaining Term		Curr Weighted Avg.
Date	#	Balance	#	Amount	Life	Amort	Coupon	Remit
25-Oct-04	0	0	0	0	336	339	6.53%	6.28%
	0.00%	0.00%	0.00%	0.00%

27-Sep-04	0	0	0	0	337	340	6.54%	6.29%
	0.00%	0.00%	0.00%	0.00%

25-Aug-04	0	0	0	0	338	341	6.53%	6.28%
	0.00%	0.00%	0.00%	0.00%

26-Jul-04	0	0	0	0	339	342	6.53%	6.28%
	0.00%	0.00%	0.00%	0.00%

25-Jun-04	0	0	0	0	340	343	6.53%	6.28%
	0.00%	0.00%	0.00%	0.00%

25-May-04	1	339,593	1	110,052	341	344	6.54%	6.29%
	0.18%	0.12%	0.18%	0.04%

26-Apr-04	0	0	0	0	342	345	6.54%	6.29%
	0.00%	0.00%	0.00%	0.00%

25-Mar-04	0	0	0	0	344	346	6.54%	6.29%
	0.00%	0.00%	0.00%	0.00%

25-Feb-04	0	0	0	0	345	347	6.54%	6.29%
	0.00%	0.00%	0.00%	0.00%

26-Jan-04	0	0	0	0	346	348	6.54%	6.29%
	0.00%	0.00%	0.00%	0.00%

26-Dec-03	0	0	0	0	347	349	6.54%	6.29%
	0.00%	0.00%	0.00%	0.00%

25-Nov-03	0	0	0	0	348	350	6.55%	6.30%
	0.00%	0.00%	0.00%	0.00%

27-Oct-03	0	0	0	0	349	351	6.55%	6.30%
	0.00%	0.00%	0.00%	0.00%

25-Sep-03	0	0	0	0	350	352	6.56%	6.31%
	0.00%	0.00%	0.00%	0.00%

25-Aug-03	0	0	0	0	351	353	6.55%	6.30%
	0.00%	0.00%	0.00%	0.00%

(1) Percentage based on pool as of cutoff.

(2) Percentage based on pool as of beginning of period.

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates

Series 2003-10

Statement Date:	25-Oct-04
Payment Date:	25-Oct-04
Prior Payment:	27-Sep-04
Next Payment:	26-Nov-04
Record Date:	30-Sep-04

ABN AMRO Acct: 720729.2

Modified Loan Detail

Disclosure Control #	Modification Date	Cutoff Maturity Date	Modified Maturity Date	Modification Description

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates

Series 2003-10

Statement Date:	25-Oct-04
Payment Date:	25-Oct-04
Prior Payment:	27-Sep-04
Next Payment:	26-Nov-04
Record Date:	30-Sep-04

ABN AMRO Acct: 720729.2

Realized Loss Detail

Period	Disclosure Control #	Appraisal Date	Appraisal Value	Beginning Scheduled Balance	Gross Proceeds

200405	381	Not Avail.	430,000.00	339,593.10	0.00

Current Total Cumulative				339,593.10	0.00

Period	Disclosure Control #	Gross Proceeds as a% of Sched. Balance	Aggregate Liquidation Expenses *	Net Liquidation Proceeds	Net Proceeds as a% of Sched. Balance	Realized Loss

200405	381	0.00%	0.00	229,540.73	67.59%	110,052.37

Current Total Cumulative			0.00	229,540.73		110,052.37

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates

Series 2003-10

Statement Date:	25-Oct-04
Payment Date:	25-Oct-04
Prior Payment:	27-Sep-04
Next Payment:	26-Nov-04
Record Date:	30-Sep-04

ABN AMRO Acct: 720729.2

Historical Collateral Level REO Report

Disclosure Control #	REO Date	City	State	Property Type	Actual Balance	Scheduled Balance

Disclosure Control #	REO Date	Recent Appraisal Balance	Appraisal Date	Appraisal Reduction Amount	Date Liquidated	Liquidation Proceeds	Liquidation Expenses	Realized Loss